Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports Double-Digit Growth in Fourth Quarter and Full Year 2018

2018 Revenues up 20% year over year: Strong growth in digital technologies

PITTSBURGH, PA – February 12, 2019 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights:

•	Revenues increased 10% to $44.6 million, compared to revenues of $40.5 million in the 2017 fourth quarter;

•	The Company’s data and analytics services segment, acquired on July 13, 2017, reported revenues of $5.4 million, compared to revenues of $5.1 million in the corresponding quarter of 2017;

•	The IT staffing segment achieved organic revenue growth of 11% during the fourth quarter of 2018, compared to the fourth quarter of 2017;

•	The number of billable consultants at year-end 2018 grew to 1,100 in the Company’s IT staffing services segment - 12% higher than year-end 2017;

•	GAAP diluted earnings per share were $0.08 versus $0.08 in the 2017 fourth quarter;

•	Non-GAAP diluted earnings per share were $0.16 versus $0.16 in the 2017 fourth quarter.

Fourth Quarter Results:

Revenues for the fourth quarter of 2018 totaled $44.6 million, compared to $40.5 million during the corresponding quarter last year. Gross profit in the fourth quarter of 2018 was $10.7 million, compared to $9.5 million in the same quarter of 2017. GAAP net income for the fourth quarter of 2018 totaled $874,000 or $0.08 per diluted share, compared to $865,000 or $0.08 per diluted share during the same period last year. Non-GAAP net income for the fourth quarter of 2018 was $1.8 million or $0.16 per diluted share, compared to $1.7 million or $0.16 per diluted share in the fourth quarter of 2017.

Activity levels at the Company’s data and analytics services segment were up from the previous quarter, and revenues for the fourth quarter of 2018 improved by $245,000 over revenues reported in the fourth quarter of 2017. Demand for the Company’s IT staffing services remained strong during the quarter and more than offset the expected higher level of seasonal assignment ends that the Company experiences during the fourth quarter.

Full Year Results:

Revenues for the full year 2018 totaled $177.2 million, compared to $147.9 million in 2017. Top-line growth reflected the July 2017 acquisition of the services division of Canada-based InfoTrellis, Inc and 11% organic growth in our IT staffing segment. Gross profit for 2018 totaled $42.5 million or 24.0% of total revenues, compared to $31.6 million or 21.4% of total revenues in 2017. GAAP net income for 2018 totaled $6.7 million or $0.60 per diluted share, compared to $1.6 million or $0.16 per diluted share in 2017. Non-GAAP net income for 2018 totaled $8.2 million or $0.74 per diluted share, compared to $4.6 million or $0.46 per diluted share one year earlier. Segment operating income for the full year 2018 totaled $5.7 million in the Company’s data and analytics services segment and $7.2 million in the Company’s IT staffing services segment, compared to $2.5 million and $5.3 million in those respective segments in 2017.

“I am very pleased with Mastech Digital’s performance in the fourth quarter as well as the full year 2018”, commented Vivek Gupta, Mastech Digital’s President and Chief Executive Officer. “We continue to make good progress in our mission of becoming a leading provider of digital transformation services. Our data and analytics services segment did well during the fourth quarter in terms of both pipeline growth and project wins. Investments made in our sales organization during the year are starting to bear fruit when we look at fourth quarter activity levels. Our IT staffing services segment delivered great results in the fourth quarter - as revenues grew by 11%; gross margins expanded by 60 basis points; and profitability improved largely as a result of our focus on digital technologies”, he added.

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated, “At December 31, 2018 we had bank debt, net of cash balances on hand, of $37.8 million and approximately $9 million of borrowing capacity available to us under our revolving credit line. During the quarter, debt levels declined by $3.6 million, as we made progress on cash conversion matters related to the implementation of our new Cloud-based ERP platform.

Key Recognitions during the Fourth Quarter 2018:

Mastech Digital was awarded the TechServe Alliance Excellence Award for excellence in IT staffing services. The Company won this award for the second year in a row. Additionally, Mastech Digital’s President and Chief Executive Officer, Vivek Gupta was honored with the 2018 Pittsburgh Smart 50 Award. He was recognized by Smart Business and Gallagher as a top innovator and leader in the region.

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics services; other digital transformation services that include Salesforce.com and Digital Learning services; and IT staffing services. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S. and India. For more information, visit www.mastechdigital.com.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT and our July 2017 acquisition of the services division of InfoTrellis, Inc. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Acquisition-related transaction expenses: We incurred significant expenses in connection with our acquisition of InfoTrellis, Inc. which we would not have otherwise incurred in the periods presented as part of our continuing operations. These transaction expenses consisted of investment banking fees, legal expenses, audit charges related to our acquired companies and various advisor costs. In the 2018 period, we recorded a reduction in acquisition-related transaction expense due to a revised estimate of investment banking fees associated with contingent consideration payments. We believe that providing non-GAAP financial measures that exclude these expenses / credits allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Contingent consideration liability write-down: In connection with the InfoTrellis acquisition, the Company may be required to pay future consideration that is contingent upon the achievement of specific earnings before interest and tax objectives (“EBIT”). As of the acquisition date, the Company recorded a contingent consideration liability representing the estimated fair value of such contingent consideration that was expected to be paid. In 2018, this contingent consideration liability was reduced by $11.1 million after the Company determined that relevant conditions for payment of such liability were unlikely to be fully satisfied. While it is probable that adjustments to the contingent consideration liability will occur in the future, we believe that providing non-GAAP financial measures that exclude this reduction to expense are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Goodwill impairment: The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. Accordingly, excess purchase price over the fair value of net tangible assets and identifiable intangible assets are recorded as goodwill. Goodwill is not amortized but is tested for impairment at least on an annual basis. If impairment is indicated, a write-down to fair value is recorded based on the excess of the carrying value of the asset over its fair market value. As a result of the reduction to contingent consideration liability related to the InfoTrellis acquisition, we performed a quantitative impairment test on June 30, 2018 and again on December 31, 2018. The results of these tests indicated $9.7 million of impairments associated with the carrying value of goodwill. While it is possible that goodwill impairment could occur in the future, we believe that providing non-GAAP financial measures that exclude impairment expense are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Estimated charge related to U.S. tax reform: We incurred an estimated one-time, non-cash charge of $372,000 in the fourth quarter of 2017 related to the enactment of the Tax Cut and Jobs Act of 2017 (U. S. Tax Reform). This charge is related to the re-measurement of the Company’s deferred tax assets arising from a lower U.S. corporate tax rate and a one-time transition tax applicable to the new dividend-exemption system related to foreign earnings. In the fourth quarter of 2018, we finalized our 2017 estimated charge for this tax enactment, which required us to recognize an additional charge of $251,000.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to (i) projections of revenues, earnings, and cash flow, and (ii) the expected benefits to Mastech Digital from completing the acquisition of the services division of InfoTrellis, Inc. and the PNC credit facility and the expected performance of Mastech Digital following completion of these transactions. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for its services, the highly-competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, and the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2017.

# # #

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,294	$2,478
Accounts receivable, net	38,080	30,662
Prepaid and other current assets	1,529	1,533

Total current assets	40,903	34,673
Equipment, enterprise software and leasehold improvements, net	2,208	1,899
Deferred income taxes	89	468
Non-current deposits	540	255
Goodwill	26,106	35,844
Intangible assets, net	22,738	25,465

Total assets	$92,584	$98,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,575	$4,003
Accounts payable	4,127	5,028
Accrued payroll and related costs	7,728	8,969
Other accrued liabilities	1,476	2,109

Total current liabilities	17,906	20,109
Long-term liabilities:
Long-term debt, less current portion, net	34,129	34,149
Contingent consideration liability	6,069	17,125
Long-term accrued income taxes	204	68

Total liabilities	58,308	71,451
Shareholders’ equity:
Common stock, par value $0.01 per share	126	126
Additional paid-in capital	20,829	20,241
Retained earnings	17,614	10,923
Accumulated other comprehensive income (loss)	(119)	17
Treasury stock, at cost	(4,174)	(4,154)

Total shareholders’ equity	34,276	27,153

Total liabilities and shareholders’ equity	$92,584	$98,604

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Revenues	$44,645	$40,468	$177,164	$147,882
Cost of revenues	33,980	30,943	134,636	116,253

Gross profit	10,665	9,525	42,528	31,629
Selling, general and administrative expenses	8,441	7,044	30,903	27,548

Income from operations	2,224	2,481	11,625	4,081
Other income/(expense), net	(665)	(496)	(2,211)	(1,133)

Income before income taxes	1,559	1,985	9,414	2,948
Income tax expense	685	1,120	2,723	1,322

Net income	$874	$865	$6,691	$1,626

Earnings per share:
Basic	$0.08	$0.08	$0.61	$0.16
Diluted	$0.08	$0.08	$0.60	$0.16

Weighted average common shares outstanding:
Basic	10,989	10,918	10,950	9,924

Diluted	11,187	11,022	11,161	9,998

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
GAAP Net Income	$874	$865	$6,691	$1,626

Adjustments:
Amortization of acquired intangible assets	672	693	2,727	1,711
Stock-based compensation	129	96	470	381
Acquisition transaction expenses	—	—	(140)	2,019
Goodwill impairment	2,000	—	9,738	—
Revaluation of contingent consideration liability	(1,950)	—	(11,056)	—
Income taxes adjustments	(197)	(288)	(432)	(1,499)
Charge related to U.S. Tax Reform	251	372	251	372

Non-GAAP Net Income	$1,779	$1,738	$8,249	$4,610

GAAP Diluted Earnings Per Share	$0.08	$0.08	$0.60	$0.16

Non-GAAP Diluted Earnings Per Share	$0.16	$0.16	$0.74	$0.46

Weighted average common shares outstanding:

GAAP Diluted Shares	11,187	11,022	11,161	9,998

Non-GAAP Diluted Shares	11,187	11,022	11,161	9,998

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Revenues:
IT staffing services	$39,284	$35,352	$153,361	$138,697
Data and analytics services	5,361	5,116	23,803	9,185

Total revenues	$44,645	$40,468	$177,164	$147,882

Gross Margin %:
IT staffing services	21.0%	20.4%	20.9%	19.8%
Data and analytics services	45.2%	45.3%	44.0%	44.8%

Total gross margin %	23.9%	23.5%	24.0%	21.4%

Segment Operating Income:
IT staffing services	$1,747	$1,703	$7,184	$5,280
Data and analytics services	1,199	1,471	5,710	2,531

Subtotal	2,946	3,174	12,894	7,811
Acquisition transaction expenses	—	—	140	(2,019)
Amortization of acquired intangible assets	(672)	(693)	(2,727)	(1,711)
Goodwill impairment	(2,000)	—	(9,738)	—
Revaluation of contingent consideration liability	1,950	—	11,056	—
Interest expense and other, net	(665)	(496)	(2,211)	(1,133)

Income (loss) before income taxes	$1,559	$1,985	$9,414	$2,948